GARDNER, CARTON & DOUGLAS
                    Suite 3400 - Quaker Tower
                     321 North Clark Street
                  Chicago, Illinois  60610-4795
                         (312) 644-3000
                   Telecopier:  (312) 644-3381


                          June 24, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

          Re:  Prudential Multi-Sector Fund, Inc.
               Rule 24f-2 Notice to Form N-1A
               Registration Statement File No. 33-33477

Ladies and Gentlemen:

     As counsel for Prudential Multi-Sector Fund, Inc.,
a  Maryland corporation (the "Fund"), we have  examined
the  proceedings taken and being taken with respect  to
the  Notice  filed by the Fund pursuant to  Rule  24f-2
under  the Investment Company Act of 1940 (the  "Act"),
making   definite  in  number  the  shares   registered
pursuant  to  that  Rule  for  the  fiscal  year  ended
April 30, 1997.

      We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion.
Based upon such examination, we are of the opinion that the 8,402,401 shares of common stock, $.001 par value per share, which were registered in indefinite number and sold in reliance on Rule 24f-2 under the Act were, when issued by the Fund, validly authorized and issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion pursuant to Rule 24f-2 and to the reference to us in the Notice filed herewith.

                              Very truly yours,


                              /s/ GARDNER, CARTON &
DOUGLAS


PHD/KJF/cav